                                             SCHEDULE 14A INFORMATION

                                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934

                                                (AMENDMENT No. ___)

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[   ]  Preliminary Proxy Statement
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[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec.240.14a-12

                                                 Edison International
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                       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication was mailed today to employees who hold shares through the Stock Savings Plus Plan who do not have company-assigned E-mail addresses:

[Edison International Logo]                                                     John E. Bryson
                                                                                Chairman, President &
                                                                                Chief Executive Officer

                                        April 21, 2003

EMPLOYEE SHAREHOLDERS

We recently mailed you important proxy material and voting instructions for Edison International's annual shareholders meeting. Your support is extremely important and I strongly recommend that you take an active role in voting.

o   Vote "FOR" the election of directors; and

o   Vote "AGAINST" the shareholder proposal to redeem the Company's shareholder rights agreement.

In 1996 the Edison International Board adopted a Rights Agreement (which we refer to as our "shareholder rights plan" and the proponent of the shareholder proposal refers to it as a "poison pill") to enhance the ability of Edison International's shareholders to receive fair value for their investment in the event of an attempted takeover of your company. The Board, comprised of a substantial majority of non-management Directors, has reviewed our shareholder rights plan on a regular basis and continues to believe that the rights plan is in the best interests of Edison International's shareholders and should remain in place for the future. Our shareholder rights plan is designed not only to prevent hostile, unsolicited takeover attempts that deprive some shareholders of the ability to obtain a full and fair price for their shares, but also to prevent other abusive takeover practices at the expense of fairness to the Company. Our shareholder rights plan is a "poison pill" only with respect to those abusive practices.

Rights plans like ours are common among S&P 500 companies. I urge you to follow the Board's recommendation when voting your proxy.

You should have received a proxy card in the mail to vote your shares. Alternatively, you may vote your shares by telephone or the
Internet by entering your control number from the proxy card and following the instructions on the proxy card. If you do not receive your proxy card in the mail within the next few days or have misplaced it, you may contact Joyce Miranda at EquiServe at (201)
222-4685 to obtain a new one.  Your vote must be received by 2 p.m. (Pacific Time) on May 12, 2003.

If you also hold shares in a brokerage account and/or in your own name, you will receive a separate proxy card(s) to vote those shares. Please be sure to vote these shares in addition to your employee plan shares. Be sure to follow the voting instructions on each card. If you have any questions, please call Jo Ann Goddard at (626) 302-2515 or Heidi Townshend at (626) 302-1453.

By pulling together as a team you will help ensure the success of this year's meeting.

Thank you for your continued support.

/s/ John E. Bryson

This communication is being sent to you on behalf of your Board of Directors. For more information on the Directors and their interests in the above matters, and for other important information, we strongly encourage you to read the Edison International and
Southern California Edison Company Joint Proxy Statement, filed with the S.E.C. on April 7, 2003. Copies of the Proxy Statement were sent to employee shareholders beginning on April 7, 2003. Our Proxy Statement is available on the S.E.C. website, www.sec.gov. Our
Proxy Statement and 2002 Annual Report are also available free of charge on our website, www.edisoninvestor.com.